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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 and related Prospectus of Plains GP Holdings, L.P. of our report dated July 22, 2013 relating to the financial statements of Plains All American GP LLC and our report dated July 22, 2013 relating to the balance sheet of Plains GP Holdings, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX
September 25, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM